KIT digital Adds Shareholder Representation to Board of Directors

Seth Hamot of Costa Brava and Peter Heiland of JEC Capital Partners to Join Board

NEW YORK, NY, August 7, 2012 – KIT digital, Inc. (NASDAQ: KITD), a leading video management software and services company, today announced that shareholders Seth W. Hamot, the Managing Member of Roark, Rearden & Hamot, LLC, the General Partner of Costa Brava Partnership III L.P., and K. Peter Heiland, Managing Director of JEC Capital Partners, LLC, have joined the company's Board as new directors. Additionally, Director Joseph E. Mullin III has resigned.

“Seth and Peter bring demonstrated records of success in helping companies create value, and we welcome their insights and experience to the Board and to the company,” said Bill Russell, non-executive Chairman of the Board of KIT digital.

“These appointments are in keeping with the strategic vision laid out in recent months for reconstituting our Board and realigning our business, and represent another major step forward for KIT digital,” said Chief Executive Officer Barak Bar-Cohen.

Seth Hamot, through various entities, owns approximately 7% of the outstanding shares of KIT digital. Mr. Hamot has extensive experience as a public company director, currently serving as Chairman of the boards of SPY Inc. and ISC8, Inc. Mr. Hamot previously served as Chairman of the boards of TechTeam Global, Inc. and Bradley Pharmaceuticals, Inc., and on the board of CCA Industries, Inc.

“I am enthusiastic to join and work with the KIT digital Board at this important time in the company’s history,” said Mr. Hamot. “I look forward to helping ensure that company and shareholder interests align with one another for the benefit of all KIT digital stakeholders.”

Peter Heiland, through various entities, owns approximately 8% of the outstanding shares of KIT digital. Prior to founding JEC Capital Partners, he spent 22 years operating a global technology company. He has also served on boards of public and private technology companies, including GSI Group and Integrated Dynamics Engineering.

“I am excited to join KIT digital’s Board and look forward to supporting the conclusion of the company's strategic review process. I believe that the company is underappreciated in the public market and I am resolved to work together with the other members of the Board to change that for the benefit of all stakeholders,” said Mr. Heiland.

In connection with Messrs. Hamot and Heiland joining the KIT digital Board, KIT digital, Mr. Hamot, Costa Brava, Mr. Heiland, JEC, and their related parties have entered into a standstill agreement. Under the agreement, the Costa Brava parties and JEC parties will support KIT digital’s Board nominees for the 2012 annual meeting of shareholders and they will refrain from taking certain adverse actions against KIT digital’s Board. Similarly, the Board will nominate and support each of Mr. Hamot and Mr. Heiland for the 2012 annual meeting of shareholders. The restrictions and nomination provisions will run at least through KIT digital’s 2012 annual meeting of shareholders and will potentially apply through the 2013 annual meeting. The standstill agreement itself will terminate following the 2013 annual meeting of shareholders and is subject to various other terms and conditions. The full standstill agreement is being filed by the company with the Securities and Exchange Commission under a Form 8-K.

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The company and KIT digital’s Board thank Mr. Mullin for his service. Mr. Mullin’s resignation did not result from any disagreement relating to the company's operations, policies or practices. The company is continuing its search for additional qualified independent directors to help guide and grow its business.

Strategic Transaction Process

Additionally, the Board of Directors unanimously determined to have the entire Board manage the company’s on-going strategic process to a conclusion. The Board, therefore, determined that the Strategic Transaction Committee was no longer necessary and elected to dissolve the Board’s Strategic Transaction Committee. The entire Board will determine how to proceed and will address several expressions of interest received from strategic parties and financial sponsors concerning the possible purchase of the company or various parts of its business.

“We believe the on-going strategic review process will benefit from the attention of the entire Board,” Mr. Russell added, “and that the best interests of shareholders will be served by moving the process forward swiftly and informing shareholders of its outcome expeditiously.”

About KIT digital, Inc.

KIT digital (NASDAQ: KITD) is a leading video management software and services company. The KIT Video Platform, the company's cloud-based video asset management system, enables enterprise, media & entertainment and network operator clients to produce, manage and deliver multiscreen socially-enabled video experiences to audiences wherever they are. KIT digital services nearly 2,500 clients in 50+ countries including some of the world's biggest brands, such as Airbus, The Associated Press, AT&T, BBC, BSkyB, Disney-ABC, Google, HP, Mediaset, MTV, News Corp, RCS Media Group, Sky Deutschland, Sky Italia, Telecom Argentina, Telecom Italia, Telefonica O2, Universal Studios, Verizon, Vodafone and Volkswagen. KIT digital maintains headquarters in New York City and offices in more than a dozen countries around the world. Visit the company at www.kitd.com or follow on Twitter at www.twitter.com/KITdigital.

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New Director Biographies

Seth W. Hamot is the Managing Member of Roark, Rearden & Hamot LLC, the general partner of Costa Brava Partnership III L.P., an investment fund that typically focuses on companies neglected by research analysts and with enterprise values ranging from $100 million to $1 billion. The fund invests in balance sheet restructurings, financially or operationally distressed issuers, securities of bankruptcies and liquidations, and securities of companies facing complicated legal issues. Mr. Hamot currently serves as the Chairman of the boards of Spy, Inc., a designer and distributor of premium sunglasses and goggles sold internationally, and ISC8, Inc., a corporation engaged in the design, development, manufacture and sale of cutting-edge internet security systems and 3D stacked microchips for defense, security and commercial applications. Previously, Mr. Hamot served as Chairman of the Board of Bradley Pharmaceuticals, a specialty pharmaceutical company with products focused on the dermatology and gastroenterology markets, until that company was sold in February 2008.  Mr. Hamot was also the Chairman of the Board of TechTeam Global, Inc., a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations, until December 2010, when TechTeam was sold to Stefanini IT Solutions. Mr. Hamot also served as a director of CCA Industries, Inc. from July 2007 until December 2009, and has served as a director of distressed companies and on both official and ad hoc creditor committees. Mr. Hamot has a degree in Economics from Princeton University.

K. Peter Heiland, age 50, is a Managing Director of JEC Capital Partners (JEC), a technology focused investment firm that was founded in 2009. JEC Capital Partners has been an investor in several private and public technology companies, recently leading the recovery of shareholder value in Miranda Technologies (MT.TO). JEC was also a significant shareholder of the GSI Group (NASDAQ: GSIG), participating in the statutory Equity Committee during the GSI's Chapter 11 process, engineering its recapitalization, and remaining active as a board member in the reorganized company. Prior to founding JEC Capital Partners, Mr. Heiland was the founder and CEO of Integrated Dynamics Engineering (IDE). IDE designs, manufactures, and sells environmental control systems, robotics, and motion control systems for semiconductor metrology and lithography equipment. In January of 2008, IDE was acquired by Aalberts Industries (AMS: AALB).

Important Cautions Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology, such as "believes," "estimates," "expects," "intends," "anticipates," "will continue," "projects," "plans" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements made concerning our potential, our strategic process and our search for new directors. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, integration of acquired businesses, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Except as required by U.S. federal securities laws, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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KIT digital Media Contact:

Daniel Goodfellow

SVP, Global Marketing and Communications

Tel. +1-917-513-6081

Daniel.Goodfellow@kit-digital.com

KIT digital Investor Contact:

Murray Arenson

SVP, Investor Relations & Corporate Initiatives

Tel. +1-646-553-4900

Murray.Arenson@kit-digital.com

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